Exhibit 10.6

AGREEMENT OF SALE AND PURCHASE

between

HB VON KARMAN, LLC,

a Delaware limited liability company

“Seller”

and

KBS CAPITAL ADVISORS LLC,

a Delaware limited liability company

“Buyer”

with Escrow Instructions for

First American Title Insurance Company,

as Escrow Agent

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”), dated as of June 4, 2015 (“Effective Date”), between HB VON KARMAN, LLC, a Delaware limited liability company (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Buyer”).

ARTICLE 1 - CERTAIN DEFINITIONS

Section 1.1      Definitions.   The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

1.1.1    “Additional Deposit” shall have the meaning ascribed in Section 2.3.

1.1.2    “Affiliate” shall mean any person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

1.1.3    “Approved Estoppels” shall have the meaning ascribed in Section 3.7.

1.1.4    “Assignment and Assumption of Contracts” shall have the meaning ascribed in Section 9.3.4.

1.1.5    “Assignment and Assumption of Leases” shall have the meaning ascribed in Section 9.3.3.

1.1.6    “Bill of Sale” shall have the meaning ascribed in Section 9.3.2.

1.1.7    “Broker” shall mean CBRE, Inc.

1.1.8    “Broker’s Commission” shall have the meaning ascribed in Section 9.6.

1.1.9    “Buyer Related Party” shall have the meaning ascribed in Section 7.2.3.

1.1.10  “Buyer’s 3-14 Audit Documents” shall have the meaning ascribed in Section 3.2.

1.1.11  “Buyer’s Default” shall have the meaning ascribed in Section 5.2.

1.1.12  “Buyer’s Title Election Date” shall have the meaning ascribed in Section 4.2.

1.1.13  “Closing” shall have the meaning ascribed in Section 9.2.

1.1.14  “Closing Date” shall mean the date set forth in Section 9.2.

1.1.15  “Closing Statement” shall have the meaning ascribed in Section 9.5.1(a).

1.1.16  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.1.17  “Commissions” shall mean all commissions, referral fees, payments and obligations of Seller to make payments to leasing agents, leasing brokers or other parties with respect to the leasing of all or any of the Property, whether such agreements are contained in a Lease or in any separate Commission Agreement.

1.1.18  “Commission Agreements” shall mean the written agreements and documents entered into by Seller to pay Commissions that are not contained in a Lease and which are set forth in Schedule 1.1.15 attached hereto, together with all amendments thereto or modifications thereof.

1.1.19  “Contracts” shall mean the service contracts, equipment leases, Commission Agreements and other contracts described in Schedule 6.1(l) and all other service contracts entered into by Seller after the Effective Date with respect to the Property in accordance with Section 8.4.

1.1.20  “Deed” shall have the meaning ascribed in Section 9.3.1.

1.1.21  “Deposit” shall have the meaning ascribed in Section 2.3.

1.1.22  “Due Diligence” shall have the meaning ascribed in Section 3.1(a).

1.1.23  “Due Diligence Items” shall have the meaning ascribed in Section 3.2.

1.1.24  “Due Diligence Period” shall mean the time period provided for in Section 3.1 of this Agreement.

1.1.25  “Effective Date” shall have the meaning ascribed in the preamble of this Agreement.

1.1.26  “Environmental Laws” means all applicable federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or any owner of the Real Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15

U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

1.1.27  “Escrow Agent” shall mean First American Title Insurance Company, Attn: Patty Beverly, 18500 Von Karman Ave., Suite 600, Irvine, CA 92612, Phone: (949) 885-2465, Fax: (877) 372-0260, E-mail: PBeverly@firstam.com.

1.1.28  “ERISA” shall mean the Employee Retirement Income Security Act of 1974.

1.1.29  “Exchange” shall have the meaning ascribed in Section 10.4.

1.1.30  “Excluded Contracts” shall mean these contracts which Buyer elects to have Seller terminate in accordance with Section 3.8.

1.1.31  “Excluded Property Records” shall have the meaning ascribed in Section 3.2.

1.1.32  “Existing Survey” shall mean the ALTA/ACSM survey of the Land and Improvements provided by Seller to Buyer as one of the Due Diligence Items.

1.1.33  “Final Adjustment” shall have the meaning ascribed in Section 9.5.1(a).

1.1.34  “Fixtures” shall mean the fixtures which are located at and affixed to any of the Improvements as of the Closing Date, but specifically excluding any fixtures which remain the property of Tenants pursuant to the terms of the Leases.

1.1.35  “Governmental Entity” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property or any portion thereof.

1.1.36  “Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Real Property, to the extent they are used and stored in compliance with Environmental Laws).

1.1.37  “Improvements” shall mean all buildings, improvements, and structures located on, over or beneath the Land.

1.1.38  “Independent Contract Consideration” shall have the meaning ascribed in Section 2.4.

1.1.39  “Initial Deposit” shall have the meaning ascribed in Section 2.3.

1.1.40  “Land” shall mean those certain parcels of land located at 16842 Von Karman Avenue, Irvine, California and appurtenances thereto more particularly described on Exhibit A, including Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets (public or private), alleys, easements, strips or gores of land adjacent thereto.

1.1.41  “Leases” shall mean the Pre-Effective Date Leases and the leases, if any, hereafter entered into by Seller in accordance with the terms of this Agreement, including all amendments and modifications thereto.

1.1.42  “Licensee Parties” shall mean those authorized agents, contractors, consultants and any other representatives and invitees of Buyer who shall inspect, investigate, test, evaluate or otherwise enter the Property on behalf of Buyer.

1.1.43  “Licenses, Permits and Intangibles” shall mean, collectively, to the extent owned by Seller and are assignable, all licenses, permits, approvals, blueprints, plans, specifications, certificates of occupancy, dedications, subdivision maps, drawings, guaranties and entitlements with respect to the Real Property, together with all renewals and modifications thereof, and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property and all intangible rights and property with respect to the Real Property, including, without limitation, any websites and webnames used exclusively for the Real Property, and all rights of ownership and use of any names or trade names used exclusively in connection with the Real Property

1.1.44  “Liens” shall have the meaning ascribed in Section 4.2.

1.1.45  “Mandatory Cure Items” shall have the meaning ascribed in Section 4.2.

1.1.46  “Major Loss” shall have the meaning ascribed in Section 10.2.2.

1.1.47  “Net Worth Threshold” means, as of the applicable date, an amount equal to Five Hundred Thousand Dollars ($500,000), less any amounts previously paid by Seller to Buyer after the Closing Date with respect to claims brought by Buyer pursuant to Section 6.2.

1.1.48  “New Leases” or “New Lease” shall mean, collectively, or singularly, any Lease for space at the Property entered into between the Effective Date and the Closing Date in accordance with Section 8.1 of this Agreement.

1.1.49  “Opening of Escrow” shall have the meaning ascribed in Section 9.1.

1.1.50  “Operating Expenses” shall have the meaning ascribed in Section 9.5.1(c).

1.1.51  “Permitted Exceptions” shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations; (b) the lien of taxes and assessments not yet due and payable; (c) any exceptions caused by, or with the consent of,

Buyer, its agents, representatives or employees; (d) the rights of the Tenants under the Leases with no right to purchase all or any portion of the Property; (e) matters disclosed by the Existing Survey; and (f) any matters deemed to constitute Permitted Exceptions under Section 4.2 hereof.

1.1.52  “Permitted Outside Parties” shall mean the attorneys, partners, members, managers, accountants, agents, lenders or investors of Buyer or Seller, as applicable.

1.1.53  “Personal Property” shall mean all of the right, title, and interest of Seller in and to the tangible personal property, which is located at and used in connection with any of the Real Property as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenants under the Leases, (b) any tangible personal property owned by the Property Manager, and (c) all Excluded Property Records.

1.1.54  “Pre-Effective Date Leases” or “Pre-Effective Date Lease” shall mean, collectively, or singularly, the leases for space at the Property in effect as of the Effective Date as listed in Schedule 6.1(k) attached hereto.

1.1.55  “Prepared Estoppels” shall have the meaning ascribed in Section 3.7.

1.1.56  “Property” shall mean the Real Property, the Personal Property, the Leases, the Contracts (other than the Excluded Contracts), and to the extent transferable, all of Seller’s right, title and interest in and to the Licenses, Permits and Intangibles.

1.1.57  “Property Manager” shall mean those individuals or entities which manage the Property.

1.1.58  “Proration Items” shall have the meaning ascribed in Section 9.5.1(a).

1.1.59  “Proration Time” shall have the meaning ascribed in Section 9.5.1(a).

1.1.60  “Purchase Price” shall have the meaning ascribed in Section 2.2.

1.1.61  “Real Property” shall mean the Land, the Improvements, and the Fixtures.

1.1.62  “Reimbursable Lease Expenses” shall mean: (i) brokerage commissions and fees payable pursuant to a Commission Agreement or in connection with a New Lease or an extension, renewal or expansion of a Pre-Effective Date Lease entered into in accordance with Section 8.1 hereof, and (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant’s requirements with regard to a New Lease or extension, renewal or expansion of a Pre-Effective Date Lease entered into in accordance with Section 8.1 hereof. Reimbursable Lease Expenses shall not include any of the foregoing expenses incurred in connection with any Pre-Effective Date Leases, but shall include Reimbursable Lease Expenses with respect to any extensions, renewals or expansions of Pre-Effective Date Leases exercised, or, subject to the provisions of Section 8.1, granted, between the Effective Date and the Closing Date.

1.1.63  “REIT” shall have the meaning ascribed in Section 10.4.

1.1.64  “Released Parties” shall have the meaning ascribed in Section 7.2.3.

1.1.65  “Rent Concessions” shall have the meaning ascribed in Section 6.1(n).

1.1.66  “Rent” or “Rents” shall mean and include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proration share of building operation and maintenance costs and expenses as provided for under the applicable Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property. Rent and Operating Expenses shall prorated in accordance with Sections 9.5.1 (b) and (c) of this Agreement.

1.1.67  “Reporting Person” shall have the meaning ascribed in Section 5.4(a).

1.1.68  “SNDAs” shall have the meaning ascribed in Section 3.7.

1.1.69  “Supplemental Taxes” shall have the meaning ascribed in Section 9.5.1(i).

1.1.70  “Survey” shall have the meaning ascribed in Section 4.1.

1.1.71  “Tenant Deposit” means all security deposits (whether cash or non-cash) provided for under the Leases and all prepaid rents paid or deposited by a Tenant to Seller, as landlord, or any other person on Seller’s behalf pursuant to a Lease (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law).

1.1.72  “Tenant” or “Tenants” shall mean all persons or entities occupying or entitled to possession of any portion of the Real Property pursuant to the Leases, including tenants, subtenants, and licensees.

1.1.73  “Tenant Estoppel Condition” shall have the meaning ascribed in Section 3.7.

1.1.74  “Title Commitment” shall have the meaning ascribed in Section 4.1.

1.1.75  “Title Company” shall mean First American Title Insurance Company, Attn: Kristen A. Hueter, 18500 Von Karman Ave., Suite 600, Irvine, CA 92612, Phone: (949) 885-2450, Fax: (877) 372-0260, E-mail: Khueter@firstam.com (“Buyer’s Title Company”); provided, however, Buyer’s Title Company shall enter into a sharing arrangement with First American Title Insurance Company, Attn: Jennifer D. Panciera, 666 Third Avenue, New York, New York 10017 (“Seller’s Title Company”) pursuant to which they shall share all title insurance premiums payable in connection with the issuance of the Title Policy so that Seller’s Title Company receives 1/2 of the title insurance premiums and Buyer’s Title Company receives 1/2 of the title insurance premiums.

1.1.76  “Title Documents” shall have the meaning ascribed in Section 4.1.

1.1.77  “Title Objections” shall have the meaning ascribed in Section 4.2.

1.1.78  “Title Policy” shall have the meaning ascribed in Section 4.3.

Section 1.2      Rules of Construction.      Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

ARTICLE 2 - AGREEMENT OF PURCHASE AND SALE; PURCHASE PRICE

Section 2.1      Agreement of Purchase and Sale.  Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the Property.

Section 2.2      Purchase Price.   Buyer shall pay Seller the purchase price of Twenty-One Million Five Hundred Thousand and NO/100 Dollars ($21,500,000.00) (“Purchase Price”) at Closing, subject to the adjustments and prorations provided for under this Agreement. No portion of the Purchase Price shall be allocated to the Personal Property, the Leases, the Contracts or the Licenses, Permits and Intangibles.

Section 2.3      Deposit.  Within two (2) business days after the Effective Date, Buyer shall deposit via wire transfer the sum of Five Hundred Thousand and NO/100 Dollars ($500,000.00) in immediately available funds as a deposit (the “Initial Deposit”) with Escrow Agent. Unless Buyer elects to terminate this Agreement pursuant to Section 3.6 hereof, Buyer shall deposit via wire transfer an additional Five Hundred Thousand and NO/100 Dollars ($500,000.00) (the “Additional Deposit”; the Initial Deposit and the Additional Deposit, collectively, the “Deposit”) in immediately available funds with Escrow Agent by 5:00 p.m. Eastern Time one (1) business day after the last day of the Due Diligence Period. Upon the expiration of the Due Diligence Period, the Deposit shall be non-refundable except as provided in this Agreement, and shall be held and delivered by Escrow Agent in accordance with the provisions of Article 5. Interest earned on the Deposit shall be considered part of the Deposit and, for income tax purposes, upon Escrow Agent’s receipt of a W-9, shall be deemed to have been earned by, and constitute income of, Buyer. Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

Section 2.4      Independent Contract Consideration.   Additionally, at the same time as the deposit of the Initial Deposit with the Escrow Agent, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

ARTICLE 3 - BUYER’S DUE

DILIGENCE/CONDITION OF THE PROPERTY

Section 3.1      Buyer’s Inspections and Due Diligence.   Commencing on the Effective Date and continuing for a period thirty (30) days thereafter (the “Due Diligence Period”), and thereafter until the Closing Date provided this Agreement has not been terminated, subject to Section 3.3 and the terms and conditions of the Leases, Buyer shall have a license to enter the Real Property to conduct its examinations, inspections, testing, studies and investigations of the Property, information regarding the Property and such documents applicable to the Property, including, without limitation, the documents that Seller delivers or makes available, as set forth in Section 3.2 below (collectively, the “Due Diligence”). Except for any limitations as may be imposed by Section 3.3 and Section 3.4 below, Buyer may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction. The examination and production of the Due Diligence shall be at Buyer’s sole cost and expense.

Section 3.2      Delivery Period.

(a)        Prior to the Effective Date, Seller has delivered or otherwise made available to Buyer the items listed on Schedule 3.2(a)(i) hereto (collectively, the “Due Diligence Items”), and to the extent not provided to Buyer prior to the Effective Date, Seller shall, within three (3) business days following the Effective Date, use commercially reasonable efforts to provide or otherwise make available to Buyer any missing Due Diligence Items to the extent existing and in Seller’s possession (which missing Due Diligence Items may be made available at the Real Property).

Buyer has informed Seller that Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall deliver to Buyer, within ten (10) business days following the Effective Date, use commercially reasonable efforts to provide or otherwise make available to Buyer the documents which are described on Schedule 3.2(a)(ii) attached hereto, to the extent in existence and in Seller’s possession (collectively, “Buyer’s 3-14 Audit Documents”).

(b)        Except as provided in Sections 6.1, 6.3 and 9.6 hereof, and as limited by Sections 6.2 and 7.2, all documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.2 (including, without limitation, Buyer’s 3-14 Audit Documents) are being furnished or made available to Buyer for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Section 3.5 below.

Notwithstanding any terms to the contrary in this Agreement, (i) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, “Excluded Property Records”): (A) any appraisals or other economic or property evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets, prepared by or on behalf of Seller or any Affiliate of Seller, (B) any documents, materials or information which are subject to attorney/client work product or similar privilege, which constitute attorney communications in connection with Seller’s purchase of the Property, or which are subject to a confidentiality agreement or (C) any documents which contain proprietary information of Seller or any Affiliate of Seller; (ii) Due Diligence Items shall not include any Excluded Property Records; and (iii) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Property Records. Notwithstanding the foregoing, any environmental and PCA reports related to the Property prepared by third parties and in Seller’s possession shall constitute Due Diligence Items to be provided to Buyer and shall be specifically excluded from the definition of Excluded Property Records.

Section 3.3      Site Visits.  Subject to the terms and conditions of the Leases, Buyer and its Licensee Parties shall have reasonable access to the Real Property at such times and for such purposes that are reasonably agreed to by the parties on at least one (1) business day’s prior notice from Buyer (which may be by e-mail to Stephen Shaw at sshaw@highbrookinvestors.com and Seth Hoffman at shoffman@highbrookinvestors.com) to Seller. Such request shall describe the scope of the Due Diligence that Buyer intends to conduct during Buyer’s access to the Real Property. Seller shall have the right to have a representative present during any visits to or inspections of any Real Property. Subject to the foregoing requirements, Buyer may interview Seller’s personnel, agents and managers, and any Tenant with respect to its current and prospective occupancy of the Property as long as a representative of Seller is in attendance throughout such interview. Buyer and Seller shall, in good faith, cooperate with each other and their representatives to schedule a mutually agreeable date and time to conduct any such Tenant interviews. Buyer will conduct its Due Diligence in a manner so as to minimize, to the extent reasonably possible to do so, any interference with the operations and occupancy of the Property and to minimize, to the extent reasonably possible to do so, any disturbance to Tenants. In the event Buyer desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller’s sole and absolute discretion. Buyer and all Licensee Parties shall, in performing such Due Diligence, comply with the agreed upon procedures and with any and all laws, ordinances, rules, and regulations applicable to the Property and will not engage in any activities which would violate any permit, license, or environmental law or regulation. Buyer will: (a) maintain commercial general liability (on an occurrence basis) insurance in an amount of not less than $2,000,000 covering any accident arising in connection with the presence of Buyer or the Licensee Parties on the Real Property, and deliver a certificate of insurance, which names the Seller and the Property Manager as additional insureds thereunder verifying such coverage to Seller prior to entry upon the Real Property; (b) promptly pay when due the costs of all entry and inspections and examinations done by Buyer or the Licensee Parties with regard to the Property; and (c) promptly restore the Real Property to substantially the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken by Buyer or the Licensee Parties.

Section 3.4      Due Diligence Indemnity.     Buyer shall defend, indemnify, and hold harmless Seller, Seller’s members, directors, officers and managers, and the Property Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to the Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens and reasonable attorneys’ fees, arising out of or in connection with Buyer’s Due Diligence, Buyer’s breach of its obligations under Section 3.5 or Buyer’s or any Licensee Parties’ entry upon the Real Property, unless any of the same (i) are caused by the gross negligence or willful misconduct of Seller or the Property Manager, or (ii) arise from Buyer’s discovery of pre-existing conditions on the Property. The provisions of this Section 3.4 shall survive any termination of this Agreement for a period of one (1) year.

Section 3.5      Confidentiality.   Buyer agrees that any information obtained by Buyer or its Permitted Outside Parties in the conduct of its Due Diligence shall, prior to Closing or except as otherwise required by applicable law, be treated as confidential pursuant to this Section 3.5 and Section 10.11 of this Agreement and shall, prior to Closing or except as otherwise required by applicable law, be used only to evaluate the acquisition of the Property from Seller. Buyer further agrees that within its organization, and as to its Permitted Outside Parties, the Due Diligence Items will, prior to Closing, be disclosed and exhibited only to those persons within Buyer’s organization and to those of its Permitted Outside Parties who are involved in determining the feasibility of Buyer’s acquisition of the Property or as otherwise required by applicable law. Buyer shall inform such persons and such Permitted Outside Parties of their confidentiality obligations under this Section 3.5. Buyer further acknowledges that, prior to Closing, the Due Diligence Items and other information relating to Property, including, without limitation, the leasing arrangements between Seller and any Tenants or prospective tenants are proprietary and confidential in nature. Buyer agrees not to divulge, and to take commercially reasonable efforts to prevent its Permitted Outside Parties from divulging, the contents of such Due Diligence Items or any other information except in strict accordance with Sections 3.5 and 10.11 of this Agreement. In permitting Buyer and its Permitted Outside Parties to review the Due Diligence Items and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer and its Permitted Outside Parties, for whom, by its execution of this Agreement, Buyer is acting as an agent with regard to such waiver. The provisions of this Section 3.5 shall survive the termination of this Agreement without limitation.

Notwithstanding the foregoing and anything to the contrary in this Agreement, but subject to the last sentence of this paragraph, from and after the expiration of the Due Diligence Period, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees so long as such representatives and/or consultants have executed confidentiality agreements with respect thereto, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or considering holding, an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors; provided that disclosures to any of the REIT’s investors pursuant to clause (c) shall be limited to information set forth in public filings made pursuant to clause (b). Buyer hereby agrees to provide Seller a copy, for informational purposes, of the initial filing (but not any subsequent filings) that Buyer intends to disclose under the provisions of this paragraph no later than two (2) business days prior to the date such filing is to be made by Buyer. Notwithstanding the foregoing, Buyer shall not refer to or disclose HighBrook Investment Management, LP or any of its Affiliates except for Seller.

Section 3.6      Due Diligence Period.  Buyer, by giving Seller and Escrow Agent written notice (which notice notwithstanding anything herein to the contrary may be sent by e-mail or facsimile) on or before 5:00 p.m. Pacific Time on the last day of the Due Diligence Period, may terminate its obligations hereunder without further liability except as described in this Section 3.6 and in Sections 3.4, 3.5, 9.6, and 10.11. If before the end of the Due Diligence Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its rights to terminate this Agreement under this Section 3.6 and to have approved all of the matters described in Sections 3.1 and 3.2. If Buyer timely elects to terminate its obligations hereunder as described above, the Initial Deposit shall be paid to Buyer, Buyer shall promptly return all Due Diligence Items to Seller and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement. The foregoing obligation shall survive any termination of this Agreement.

Section 3.7      Estoppel Certificates.    Seller covenants and agrees that (i) Seller shall prepare, or cause to be prepared, and deliver to Buyer for review and approval, not later than fifteen (15) days prior to the expiration of the Due Diligence Period, the estoppel certificates Seller intends to deliver to the Tenants (“Prepared Estoppels”), which certificates shall be in the form of Exhibit F attached hereto or otherwise in accordance with each Tenant’s Lease, and (ii) Seller shall remit, or cause to be remitted, the Prepared Estoppels to the Tenants of the Property for signature no later than ten (10) days prior to the expiration of the Due Diligence Period following Buyer’s notice to Seller that Buyer has approved the Prepared Estoppels (which notice shall set forth any required corrections). If Buyer fails to notify Seller of its approval of, or any changes to, the Prepared Estoppels it receives from Seller for approval by the date which is eleven (11) days prior to the expiration of the Due Diligence Period, then Seller may forward such Prepared Estoppels to all the Tenants of the Property in accordance with the terms of this Section 3.7 without Buyer’s prior approval. Estoppel certificates prepared by Seller and approved (or deemed approved) by Buyer as provided above are hereinafter referred to, collectively, as “Approved Estoppels”.

As a condition to Buyer’s obligation to close the transaction contemplated under this Agreement, Buyer shall have received, not later than two (2) business days prior to the Closing Date, fully executed Approved Estoppels and (i) with no material changes other than changes consistent with the applicable Lease, and (ii) not disclosing the existence of any material default under the Leases referenced therein except as disclosed to Buyer in writing prior to the expiration of the Due Diligence Period, from Tenants leasing space in the Property comprising, in the aggregate, at least eighty percent (80%) of the leased space in the Improvements, and specifically including the tenant LNH Inc. (“Tenant Estoppel Condition”). A copy of each estoppel certificate received by Seller from a Tenant shall be delivered by Seller to Buyer promptly after Seller receives such certificate from the Tenant. Seller shall not incur any liability in connection with failing to obtain such certificates.

Seller agrees that upon the request of Buyer, Seller shall deliver to Tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (“SNDAs”) and shall request that such Tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Buyer any executed SNDAs, and Seller’s failure to deliver any executed SNDAs to Buyer shall not constitute a default by Seller under this Agreement.

Section 3.8      Excluded Contracts.  Prior to the end of the Due Diligence Period, Buyer, by written notice to Seller, shall have the right to identify which of the Contracts that Seller, at Seller’s sole expense, must terminate prior to Closing. If Buyer fails to notify Seller in accordance with the preceding sentence, then there shall be no Excluded Contracts. If Buyer notifies Seller in accordance with this Section 3.8 and Seller fails to terminate any Excluded Contract, Seller shall indemnify and hold Buyer harmless from any and all liability, claim, cost or expense arising from such Excluded Contract after the Closing Date. The provisions of this Section 3.8 shall survive Closing without limitation. Notwithstanding the foregoing, Seller shall terminate at Closing, and Buyer shall not assume, any property management or leasing agreement affecting the Property.

ARTICLE 4 - TITLE AND SURVEY

Section 4.1      Title to Real Property.  Prior to the Effective Date, Seller has provided to Buyer (a) a commitment to issue an owner’s policy of title insurance with respect to the Property issued by the Title Company (the “Title Commitment”), (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the “Title Documents”), and (c) the Existing Survey, the receipt of which Buyer hereby acknowledges. During the Due Diligence Period, Buyer may, at Buyer’s sole cost and expense, obtain a new ALTA/ACSM survey of the Property or update the Existing Survey (the “Survey”).

Section 4.2      Certain Exceptions to Title.  Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitment, the Title Documents or the Survey (herein collectively called “Liens”) no later than seven (7) days prior to the expiration of the Due Diligence Period. Unless Buyer shall timely object in writing to the Liens, all such Liens and any other encumbrances of record shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the “Title Objections.” Seller may elect (but shall not be obligated) to remove or cause to be removed (such that they no longer burden the Real Property), any Title Objections, or bond over any Title Objections (such that they are not exceptions to the Title Policy) or, with Buyer’s approval (in its sole discretion), insure over, at Seller’s expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed ten (10) days) for the purpose of such removal. Seller shall notify Buyer in writing within three (3) business days after receipt of Buyer’s notice of Title Objections whether Seller elects to remove the same. If Seller fails to notify Buyer in accordance with the preceding sentence, Seller shall be deemed to have elected not to remove the Title Objections. If Seller is unable to remove (such that they no longer burden the Property) any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer may elect, as its sole and exclusive remedy therefor, either to (a) terminate this Agreement by giving written notice to Seller and Escrow Agent on or before either (i) the Closing Date if Seller is unable to remove or bond over (such that they are not exceptions to the Title Policy), or with Buyer’s approval (in its sole discretion), insure over any Title Objections which Seller had elected, or is deemed to have elected, to so remove or bond (such that they are not exceptions to the Title Policy) or insure over or (ii) prior to the expiration of the Due Diligence Period (either such date, the “Buyer’s Title Election Date”), in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If by the Buyer’s Title Election Date, Buyer fails to give Seller and Escrow Agent such written notice, then Buyer shall be deemed to have elected to waive such Title Objections and its right to terminate this Agreement pursuant to this Section 4.2. Notwithstanding the foregoing, Seller shall be obligated at Closing to cause the release (which may include in the case of mechanic’s liens the bonding over such that they are not exceptions to the Title Policy) of the liens of any financing obtained by Seller which is secured by the Property, any liens for unpaid real estate taxes, and for mechanic’s liens relating to work performed by Seller (collectively, the “Mandatory Cure Items”). If Seller fails to cure and remove any Mandatory Cure Items on or prior to Closing, Buyer may, at its option and by delivery of written notice to Seller on or prior to Closing, either (A) terminate this Agreement, in which event the Deposit shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11, or (B) proceed to close with title to the Property as it then is with the right to deduct from the Purchase Price the liquidated amount reasonably necessary to cure and remove (by endorsement or otherwise), as reasonably determined by Buyer, those Mandatory Cure Items that Seller fails to cure and remove. Notwithstanding anything stated to the contrary in this Section 4.2, Seller shall be entitled to insure over any Title Objections which are of an ascertainable amount, and which do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate; provided, however, notwithstanding the foregoing, Seller shall be entitled to insure over (by causing the same to be removed as an exception in the Title Policy) that certain deed of trust recorded November 6, 1979, as Book 13383 Page 457 that secures an original indebtedness of Four Million Three Hundred Twenty Five Thousand Dollars ($4,325,000.00), as the same may have been amended or assigned.

Section 4.3      Title Insurance.  At Closing, the title to the Real Property shall be good and insurable, and the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer a CLTA owner’s form title policy (the “Title Policy”), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Notwithstanding anything stated to the contrary in this Agreement, there shall be no exception for mechanic’s liens in the Title Policy, other than any mechanic’s liens caused by (i) Buyer or its Licensee Parties, or (ii) Tenants, but only to the extent any such Tenant is obligated, under the terms and provisions of its Lease, to pay for and cure any mechanic’s liens filed against the Property, and further provided that any such mechanic’s liens caused by a Tenant were not caused due to the failure of Seller to provide any tenant improvement contributions required by Seller, as landlord, under the terms of such Tenant’s Lease. Buyer shall be entitled to request that the Title Company provide extended coverage and such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement are not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request.

ARTICLE 5 - REMEDIES AND DEPOSIT INSTRUCTIONS

Section 5.1      Permitted Termination; Seller Default.  If the sale of the Property is not consummated due to the permitted termination of this Agreement by Buyer as expressly provided in Sections 3.6, 4.2, 5.1, 9.10 and 10.2, the Deposit shall be returned to Buyer and Buyer will have no liability hereunder except as set forth in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If (a) the sale of the Property is not consummated due to Seller’s default hereunder, which default is not cured within five (5) business days after written notice thereof from Buyer to Seller, or (b) any representation or warranty made by Seller in Section 6.1, 6.3 or 9.6 is not true in any material respect as a result of actions taken by Seller in violation of this Agreement and Seller is unable to correct such representation or warranty (to the extent such representation or warranty is capable of being corrected) within five (5) business days after written notice thereof from Buyer to Seller, Buyer shall be entitled, as its sole and exclusive remedy, either (i) to receive the return of the Deposit along with a reimbursement of Buyer’s out-of-pocket expenses not to exceed Fifty Thousand Dollars ($50,000), or (ii) in the case of a default under clause (a), to enforce specific performance of this Agreement; provided, however, in the case of clause (b), if the representation or warranty that is not true in any material respect is the representation or warranty made by Seller in Section 6.1(n), Buyer’s sole remedy shall be to receive the proper amount of credit at Closing pursuant to Section 9.5.1(h). Buyer expressly waives its rights to seek any damages in the event of Seller’s default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit, along with a reimbursement of Buyer’s out-of-pocket expenses not to exceed Fifty Thousand Dollars ($50,000), if Buyer fails to file suit for specific performance against Seller in a court prescribed by Section 10.5 hereof, on or before thirty (30) days following the date of such default described in clause (a).

Section 5.2      Buyer Default; Liquidated Damages.      IF THE SALE IS NOT CONSUMMATED DUE TO THE FAILURE OF BUYER TO PURCHASE THE PROPERTY WHEN IT IS OBLIGATED TO DO SO UNDER THIS AGREEMENT (INCLUDING, SPECIFICALLY, A BREACH OF BUYER’S REPRESENTATION AND WARRANTY SET FORTH IN SECTIONS 7.1(g) AND (h) HEREOF THAT PREVENTS THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT FROM CLOSING), WHICH FAILURE IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS AFTER WRITTEN NOTICE THEREOF FROM SELLER TO BUYER (“BUYER’S

DEFAULT”), THEN SELLER SHALL, AS ITS SOLE AND EXCLUSIVE REMEDY FOR SUCH BUYER’S DEFAULT, RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE THE PARTIES FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11. BY PLACING THEIR INITIALS AT THE END OF THIS SECTION 5.2, BUYER AND SELLER AGREE THAT BECAUSE OF THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX SELLER’S ACTUAL DAMAGES IF BUYER’S DEFAULT OCCURS AND THEREFORE THE AMOUNT OF LIQUIDATED DAMAGES SPECIFIED ABOVE SHALL BE PRESUMED TO BE THE AMOUNT OF DAMAGES SELLER WOULD SUSTAIN BY REASON OF SUCH BUYER’S DEFAULT AND REPRESENTS A REASONABLE ESTIMATE OF THOSE DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 THROUGH 1681. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S SURVIVING OBLIGATIONS UNDER SECTIONS 3.4, 3.5, 3.6, 9.6 AND 10.11 OR ANY OF SELLER’S RIGHTS PROVIDED FOR UNDER THIS AGREEMENT.

/s/ BC	/s/ CS
Seller	Buyer

Section 5.3      Deposit Instructions.  The Escrow Agent joins herein below to evidence its agreement to hold the Deposit in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

5.3.1    The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any person executing such instruction notice or evidence.

5.3.2    The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct or gross negligence. Unless Escrow Agent shall have been guilty of gross negligence or willful misconduct, Seller and Buyer, jointly and severally, shall indemnify and hold harmless Escrow Agent from and against any liability, and shall promptly pay or reimburse Escrow Agent for all costs and expenses reasonably incurred by it in connection with its performance under this Agreement.

5.3.3    The Escrow Agent shall be reimbursed on an equal basis by Buyer and Seller for any reasonable out-of-pocket expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including the cost of any legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

5.3.4    Notwithstanding anything to the contrary contained herein, if Escrow Agent receives a request from a party demanding release of the Deposit, except for release of the Deposit at Closing in accordance with the terms of this Agreement or timely termination of this Agreement by Buyer in accordance with Section 3.6 of this Agreement, Escrow Agent shall give the non-demanding party at least five (5) business days’ notice prior to releasing the Deposit, and if the non-demanding party objects, Escrow Agent shall continue to hold the Deposit in accordance with this Section 5.3.4. If there is a dispute or controversy between Seller and Buyer about the Deposit, then Escrow Agent shall continue to hold the Deposit until receiving joint written instructions from Seller and Buyer for the disposition of same or may deposit the Deposit into any court of competent jurisdiction. In the event the Deposit is deposited in a court, Escrow Agent shall be entitled to rely upon the decision of such court. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. Notwithstanding the foregoing, Seller shall have no right to receive the Deposit prior to the expiration of the Due Diligence Period, and if any such request is made for the Deposit by Seller prior to the expiration of the Due Diligence Period, Escrow Agent shall not honor such request.

5.3.5    The Escrow Agent shall invest the amount in escrow in accounts which are, at Buyer’s election, federally insured or which invest solely in government securities and shall be applied in accordance with the terms of this Agreement. Interest earned thereon shall be added to the funds deposited by Buyer and shall constitute part of the Deposit.

Section 5.4      Designation of Reporting Person.  In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)        Provided the Escrow Agent shall execute a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Buyer shall designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting Person”). If the Escrow Agent refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Buyer shall agree to appoint another third party as the Reporting Person.

(b)        Seller and Buyer hereby agree that to the extent Section 6045 of the Code is applicable to this transaction:

(i)        to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(ii)       to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c)        Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1      Representations and Warranties of Seller.  Subject to the provisions of Sections 6.2, Seller makes the following representations and warranties with respect to the Property:

(a)        Status.  Seller is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.

(b)        Authority.    The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary limited liability company action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

(c)        Non-Contravention.   The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity by which Seller may be bound, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which Seller may be bound.

(d)        Suits and Proceedings.  There is no litigation pending or, to the actual knowledge of Seller, threatened against the Property or Seller or relating to the ownership or management of all or any portion of the Property, this Agreement or the transactions contemplated hereby, in any court or before any federal, state, county, or municipal department, commission, board, bureau or agency or other governmental instrumentality, not fully covered by insurance (other than any deductible).

(e)        Non-Foreign Entity.     Seller is not a “foreign person”, “foreign corporation”, “foreign trust”, or “foreign estate” as those terms are defined in the Code and the regulations promulgated thereunder.

(f)        Consents.   No consent, waiver, approval or authorization is required from any person or entity (that has not been obtained as of the Closing Date) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(g)        Condemnation.     There is no condemnation or eminent domain proceeding pending or, to the actual knowledge of Seller, threatened against the Property.

(h)        Bankruptcy.   Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(i)        Employees.  Seller has no employees with respect to the Property.

(j)        Environmental.    Seller has received no written notice prior to the Effective Date from any Governmental Entity alleging that any Hazardous Materials exist or have been released on, in or under the Property in violation of any applicable Environmental Laws.

(k)        Leases.   Seller has provided to Buyer as part of the Due Diligence Items true, correct and complete copies of all Pre-Effective Date Leases. The Pre-Effective Date Leases are in full force and effect and, to Seller’s actual knowledge, there are no defaults thereunder except as disclosed on Schedule 6.1(k). Except for the Pre-Effective Date Leases, Seller has not executed or otherwise entered into any lease or occupancy agreement affecting the Property which will survive Closing. Schedule 6.1 (k) attached hereto is a true and complete list of the Pre-Effective Date Leases.

(l)        Contracts.  Schedule 6.1(l) attached hereto is a true and complete list of all of the Contracts, including all amendments, supplements and modifications thereto. There are no other agreements entered into by Seller with respect to the Property other than the Contracts listed on Schedule 6.1(l) and the Pre-Effective Date Leases.

(m)      Patriot Act.  Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order of the President of the United States of America (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department, as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the United States Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(n)        Rent Concessions.  Schedule 6.1(n) attached hereto sets forth all rent concessions or abatements covering the period after the Closing Date under the Pre-Effective Date Leases (“Rent Concessions”).

(o)        Violations of Law.  As of the Effective Date, Seller has not received any written notice during Seller’s period of ownership of the Property of any violation of any laws, ordinances, rules or administrative or judicial orders affecting or regarding the Property.

Section 6.2      Limited Liability.  The representations and warranties of Seller that are set forth in Section 6.1, together with Seller’s liability for any breach before Closing of any of Seller’s interim operating covenants under Article 8, will survive the Closing until February 28, 2016. Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties in Section 6.1, or any such breach under Article 8, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds Twenty Five Thousand and 00/100 Dollars ($25,000.00). In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, Five Hundred Thousand and 00/100 Dollars ($500,000.00). No claim may be made or brought by Buyer and/or its assignee alleging any breach of Seller’s representations or warranties in Section 6.1 or of any of Seller’s interim operating covenants under Article 8 later than February 28, 2016. Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains actual knowledge from whatever source, including, without limitation, from any tenant estoppel certificates delivered to Buyer, any of the Due Diligence Items, any of Buyer’s 3-14 Audit Documents or as a result of Buyer’s Due Diligence, that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 3.4, 3.5, 3.6, 9.6 and 10.11 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.

During the period of time starting on the Closing Date and running through February 28, 2016 (or, in the event a written claim is made by Buyer against Seller in accordance with the terms of this Agreement, then so long as such claim is outstanding), Seller covenants and agrees to maintain a minimum net worth equal to the Net Worth Threshold, and, upon written request from Buyer, provide evidence reasonably satisfactory to Buyer of such net worth. Buyer and Seller hereby agree that, for purposes of meeting the Net Worth Threshold, any capital that is callable from a direct or indirect owner of Seller shall count towards the satisfaction of Seller’s obligation hereunder to maintain the Net Worth Threshold, and to the extent Buyer makes a claim pursuant to the provisions of this Section 6.2, Seller hereby covenants and commits to call such capital to satisfy Buyer’s claim. The provisions of this Section 6.2 shall survive the Closing Date until February 28, 2016 (or, in the event a written claim is made by Buyer against Seller in accordance with the terms of this Agreement, then until such claim is no longer outstanding).

Section 6.3      Seller’s Knowledge.   For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Robert Giusti (whom Seller represents is the individual that is employed by affiliates of Seller with the most knowledge with respect to the matters covered by Seller’s representations and warranties) and no others, at the times indicated only, without duty of inquiry whatsoever.

Section 6.4      Liability of Representations and Warranties.   Buyer acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Buyer. Buyer covenants that it will bring no action of any kind against such individual, or any member, officer, director or manager of Seller, related to or arising out of these representations and warranties.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF BUYER

Section 7.1      Buyer’s Representations and Warranties.   Buyer represents and warrants to Seller the following:

(a)        Status.    Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

(b)        Authority.    The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary limited liability company action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(c)        Non-Contravention.   The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity by which Buyer may be bound, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

(d)        Consents.   No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

(e)        Bankruptcy.   Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f)        Solvency.  Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

(g)        Patriot Act.    Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States

Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the United States Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(h)        ERISA.

(i)        Buyer’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(ii)       Buyer is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Buyer to acquire the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101, as modified by ERISA section 3(42)).

Section 7.2      Buyer’s Independent Investigation.

7.2.1    So long as Seller has complied with the provisions of Sections 3.1, 3.2 and 3.3, Buyer will be given before the end of the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(a)        All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

(b)        The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer’s sole expense;

(c)        Any easements and/or access rights affecting the Property;

(d)        The Leases and all matters in connection therewith, including, without limitation, the ability of the Tenants to pay Rent;

(e)        The Contracts, the Licenses, Permits and Intangibles, the Commission Agreements and any other documents or agreements of significance affecting the Property; and

(f)        All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article 3 of this Agreement.

7.2.2    THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND BUYER, THIS AGREEMENT

REFLECTS THE MUTUAL AGREEMENT OF SELLER AND BUYER, AND BUYER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTIONS 6.1, 6.3 AND 9.6 HEREOF, AND IN THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, ALL AS SUCH MAY BE LIMITED BY SECTION 6.2 HEREOF (“SELLER’S REPRESENTATIONS AND WARRANTIES”), BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. OTHER THAN SELLER’S REPRESENTATIONS AND WARRANTIES, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY (OTHER THAN A CLAIM THAT SELLER INTENTIONALLY CONCEALED A DEFECT), (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE PROPERTY AND THAT IT IS RECEIVING REASONABLY EQUIVALENT VALUE IN CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. BUYER ACKNOWLEDGES AND AGREES THAT, UPON THE EXPIRATION OF THE DUE DILIGENCE PERIOD, IT WILL HAVE BEEN GIVEN THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE DUE DILIGENCE PERIOD AS BUYER DEEMS

NECESSARY AND, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, BUYER WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER OR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS, ANY OF BUYER’S 3-14 AUDIT DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER. UPON CLOSING, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, AND OTHER THAN MATTERS INTENTIONALLY CONCEALED BY SELLER, BUYER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, “AS IS, WHERE IS,” WITH ALL FAULTS OTHER THAN MATTERS INTENTIONALLY CONCEALED BY SELLER AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.2.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

7.2.3    BUYER RELEASES SELLER AND ITS MEMBERS, OFFICERS, DIRECTORS, MANAGERS, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ALL CLAIMS WHICH

BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DUE DILIGENCE ITEMS, THE BUYER’S 3-14 AUDIT DOCUMENTS, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY OF THE RELEASED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, AND, IN THAT REGARD, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE FOREGOING PROVISIONS OF THIS SECTION 7.2.3 SHALL NOT LIMIT, HOWEVER, AND BUYER DOES NOT RELEASE SELLER FROM, SELLER’S REPRESENTATIONS AND WARRANTIES, SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY CLAIM OF FRAUD ASSERTED BY BUYER. THIS SECTION 7.2.3 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OR WARRANTIES CONTAINED HEREIN ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

Buyer’s Initials: /s/ CS	Seller’s Initials: /s/ BC

7.2.4    The obligations of the parties under this Agreement do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of such party, and each party agrees that it shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of the other party for satisfaction of any liability with respect to this Agreement.

ARTICLE 8 - LEASES; MAINTENANCE OF PROPERTY

From the Effective Date until the Closing, and except as otherwise consented to or approved by Buyer, Seller covenants and agrees with Buyer as follows:

Section 8.1      New Leases; Lease Modifications.   After the Effective Date, Seller shall not, without Buyer’s prior written consent in each instance, which consent may be withheld in Buyer’s reasonable discretion prior to the expiration of the Due Diligence Period and in Buyer’s sole discretion after the expiration of the Due Diligence Period, and shall be given or denied with the reasons for such denial specified in reasonable detail, within five (5) business days after receipt by Buyer of the information referred to in the next sentence, enter into a New Lease; modify or amend any Pre-Effective Date Lease (except pursuant to the exercise by a Tenant of a renewal, extension or expansion option or other right expressly contained in such Tenant’s Pre-Effective Date Lease); consent to any assignment or sublease in connection with any Pre-Effective Date Lease or New Lease; or remove any Tenant under any Pre-Effective Date Lease or New Lease, whether by summary proceedings or otherwise, unless such Tenant is delinquent in the payment of its rent under its Pre-Effective Date Lease or New Lease by more than sixty (60) days. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to object in writing to any such proposed action within five (5) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer’s rejection.

Section 8.2      Lease Expenses.

(a)        At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses that are expressly disclosed in a New Lease entered into in accordance with the provisions Section 8.1 above, expressly disclosed in an extension, renewal or expansion of a Pre-Effective Date Lease entered into in accordance with the provisions of Section 8.1 above, or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period, to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller’s obligations to pay, when due (whether on a stated due date or by acceleration) any Reimbursable Lease Expenses that are expressly disclosed in a New Lease entered into in accordance with the provisions Section 8.1 above, expressly disclosed in an extension, renewal or expansion of a Pre-Effective Date Lease entered into in accordance with the provisions of Section 8.1 above, or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period, and that remain unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Reimbursable Lease Expenses and the payment thereof. The parties acknowledge that Reimbursable Lease Expenses shall not include any Reimbursable Lease Expenses incurred in connection with any Pre-Effective Date Leases, but shall include Reimbursable Lease Expenses with respect to any extensions, renewals or expansions of Pre-Effective Date Leases exercised, or, subject to the provisions of Section 8.1, granted, between the Effective Date and the Closing Date to the extent expressly disclosed in such extension, renewal or expansion, or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period or approved by Buyer in accordance with Section 8.1.

(b)        At Closing, Seller shall give Buyer a credit in the amount of the Rent Concessions occurring after the Closing Date under the Pre-Effective Date Leases as set forth on Schedule 6.1(n). Buyer shall assume Seller’s obligations to grant such Rent Concessions, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims in connection with such Rent Concessions, which obligations of Buyer shall survive the Closing and shall not be merged therein.

Section 8.3      Lease Enforcement.   Subject to the provisions of Section 8.1 above, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller’s failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Pre-Effective Date Lease or New Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any Tenant Deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by the respective Tenants, but only to the extent such Tenant is delinquent in the payment of its rent under its Pre-Effective Date Lease or New Lease by more than sixty (60) days. The exercise of any such rights or remedies set forth in this Section 8.3 shall not affect the obligations of Buyer under this Agreement in any manner or otherwise entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

Section 8.4      Certain Interim Operating Covenants.    Seller covenants to Buyer that Seller will from the Effective Date until Closing: (i) continue to operate, manage and maintain the Improvements in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Section 10.2; (ii) maintain fire and extended coverage insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Land and the Improvements as of the Effective Date; (iii) not enter into any new contract for the provision of goods or services to or with respect to the Property or renew, extend, modify or replace any of the Contracts unless in either case (x) such contract is terminable as of the Closing Date without payment of any fees or penalty by Buyer or (y) Buyer consents thereto in writing, which consent Buyer may withhold in its reasonable discretion prior to the expiration of the Due Diligence Period and in its sole discretion after the expiration of the Due Diligence Period; provided, however, in connection with an emergency or a casualty Seller may enter into a new contract without Buyer’s consent provided Seller uses commercially reasonable efforts to provide prior notice of the entering of such new contract, or, if prior notice is not feasible under the circumstances, then Seller shall promptly provide notice after the entering of such new contract; (iv) except in the ordinary course, not remove any of the Personal Property from the Real Property; (v) not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Buyer at the Closing or New Leases entered into in accordance with this Agreement); and (vi) not market, solicit, negotiate, or enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property. In addition, Seller shall terminate any leasing and/or management agreement with the Property Manager with respect to the Property and all Excluded Contracts effective as of the Closing Date and pay any and all costs and expenses of termination thereof.

Section 8.5      Notices.  Seller shall give Buyer prompt written notice of:

(a)        any notice received by Seller of a proposed taking of any part of the Property by eminent domain;

(b)        any notice received by Seller of a proposed increase in real estate tax assessments or market valuation of any part of the Property or of any special assessment of the Property;

(c)        any notice received by Seller from any Governmental Entity or insurance company or underwriting agency pertaining to noncompliance with any law, regulation or insurance requirement;

(d)        any notice received by Seller of the commencement of any legal or equitable claim or proceeding with respect to the Property;

(e)        any notice received by Seller of any violation, suspension or non-renewal of any of the Licenses, Permits and Intangibles;

(f)        the occurrence of any fire or other material casualty affecting all or any portion of the Property;

(g)        any notice received by Seller that any Tenant has commenced any insolvency or bankruptcy proceeding; and

(h)        any notice received by Seller that, if not delivered to Buyer, would cause the representations and warranties set forth in Sections 6.1, 6.3 and 9.6 herein to be untrue if made after Seller’s receipt of any such notices.

ARTICLE 9 - CLOSING AND CONDITIONS

Section 9.1      Escrow Instructions.  Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Agent, and this Agreement shall serve as escrow instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

(a)        OPENING OF ESCROW.    When both (i) this Agreement, fully signed, or in signed counterparts, and (ii) the Deposit have been delivered to Escrow Agent, Escrow shall be deemed open (“Opening of Escrow”), and Escrow Agent shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

(b)        ESCROW AGENT AUTHORIZED TO COMPLETE BLANKS.   If necessary, Escrow Agent is authorized to insert the Closing Date in any blanks in the Closing documents.

(c)        RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS.  When Buyer and Seller have satisfied their respective Closing obligations under Sections 9.3 and 9.4 hereof and each of the conditions under Sections 9.8 and 9.9 hereof have either been satisfied or waived, Escrow Agent shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Buyer’s and Seller’s closing instructions:

(i)        Recording.   Cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the official records of the county in which the Property is located in the order set forth in Buyer’s and Seller’s closing instructions;

(ii)       Funds.    Disburse funds deposited by Buyer with Escrow Agent towards payment of all items chargeable to the account of Buyer pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller;

(iii)      Document Delivery.  Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate; and

(iv)      Title Policy.   Direct the Title Company to issue the Title Policy to Buyer.

Section 9.2      Closing.   The closing hereunder (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow at Escrow Agent’s office thirty (30) days after the last day of the Due Diligence Period, or such other date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”). Such date may not be extended without the prior written approval of both Seller and Buyer. No later than 10:00 a.m. Pacific Time on the Closing Date, Buyer shall deposit the Purchase Price in escrow with the Escrow Agent (subject to adjustments described in Section 9.5), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. Provided that the conditions set forth in Sections 9.8 and 9.9 hereof have been satisfied or Buyer and Seller have waived the same in writing, no later than 11:00 a.m. Pacific Time on the Closing Date, Buyer will cause the Escrow Agent to (i) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Section 9.5), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay all appropriate payees the other costs and amounts as set forth on the Closing Statement.

Section 9.3      Seller’s Closing Documents and Other Items.    One (1) business day before Closing (unless a different day is specified below), Seller shall deposit into escrow (or as otherwise noted below) the following items:

9.3.1    A duly executed and acknowledged Grant Deed in the form attached hereto as Exhibit B (the “Deed”);

9.3.2    Two duly executed counterparts of a Bill of Sale in the form attached hereto as Exhibit C (the “Bill of Sale”);

9.3.3    Two (2) duly executed counterparts of an Assignment and Assumption of Leases in the form attached hereto as Exhibit D (the “Assignment and Assumption of Leases”);

9.3.4    Two (2) duly executed counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties, Licenses and Permits and Other Intangible Property in the form attached hereto as Exhibit E (the “Assignment and Assumption of Contracts”);

9.3.5    An affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a “foreign person”, “foreign corporation”, “foreign trust”, or “foreign estate” within the meaning of Section 1445(f)(3) of the Code and confirming that no withholding is required;

9.3.6    Notices in the form attached hereto as Exhibit G to each Tenant of the Property, signed by Seller, that shall disclose that the Property has been sold to Buyer and that, after the Closing, all rents should be paid to Buyer or Buyer’s designee;

9.3.7    On the Closing Date, Seller shall cause to delivered to Buyer (i) to the extent in Seller’s possession, originals of the Due Diligence Items for the Property, and (ii) a set of keys and access cards (specifically identified to reflect their respective unit locks or access points), as applicable, to the Property on the Closing Date (location of any of the items referred to in this subsection at the management office of Property on the Closing Date shall be deemed to be delivery to Buyer);

9.3.8    If applicable, duly completed and signed real estate transfer tax declarations;

9.3.9    A standard title affidavit in the form attached hereto as Exhibit H, and/or such other documents as may be reasonably required by the Title Company to consummate the purchase of the Property as contemplated by this Agreement;

9.3.10  A duly completed and executed California Form 593-C Withholding Exemption Certificate confirming that no withholding is required;

9.3.11  Two (2) duly executed counterparts of the Closing Statement;

9.3.12  A certificate executed by Seller representing that all warranties and representations made by Seller in Sections 6.1, 6.3 and 9.6 of this Agreement are true and correct in all material respects as of the Closing (or with any disclosures necessary to cause such representations and warranties to be true and correct in all material respects as of the Closing).

Section 9.4      Buyer’s Closing Documents and Other Items.    One (1) business day before Closing (unless a different day is specified below), Buyer shall deposit into escrow the following items:

9.4.1    On the Closing Date, the balance of the Purchase Price and such additional funds as are necessary to close this transaction;

9.4.2    Two (2) duly executed counterparts of the Bill of Sale;

9.4.3    Two (2) duly executed counterparts of the Assignment and Assumption of Leases;

9.4.4    Two (2) duly executed counterparts of the Assignment and Assumption of Contracts;

9.4.5    If applicable, duly completed and signed real estate transfer tax declarations;

9.4.6    Such other documents as may be reasonably required by the Title Company to consummate the purchase of the Property as contemplated by this Agreement;

9.4.7    A duly executed Preliminary Change of Ownership Report on the County Assessor’s form; and

9.4.8    Two (2) duly executed counterparts of the Closing Statement.

Section 9.5      Prorations and Closing Costs.

9.5.1        (a)        Seller and Buyer agree to adjust (based on the periods to which they relate and are applicable, and regardless of when payable), as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”): real estate taxes and assessments (subject to the terms of Section 9.5.1(d) below), utility bills (except as hereinafter provided), collected Rents (subject to the terms of Section 9.5.1(b) below) and Operating Expenses (subject to the terms of Section 9.5.1(c) below) payable by the owner of the Property. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the Closing Date. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement for the Property to be prepared by Escrow Agent and submitted to the parties for approval prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Buyer and Seller and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Buyer to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Buyer (if the preliminary prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Proration Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (but not later than February 28, 2016), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer at that time (the “Final Adjustment”). Any Final Adjustments shall be paid in cash to the appropriate party within fifteen (15) business days of the correction or adjustment. Final readings and final billings for utilities will be made if practicable as of the Proration Time, in which event no proration will be made at Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for deposits with the utility providers.

(b)        Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rent previously paid to or collected by Seller and attributable to any period following the Proration Time. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rents will not be prorated. All sums collected by Buyer from and after Closing from each Tenant will be applied first to current amounts owed by such Tenant to Buyer, then to amounts owed by such Tenant to Buyer for the period after the Closing and then to Delinquent Rent owed by such Tenant to Seller. Any sums due to Seller will be promptly remitted to Seller. For a period of six (6) months following the Closing Date, Buyer shall continue to bill existing Tenants for Delinquent Rents. After six (6) months from the Closing Date, Seller is hereby permitted the right to pursue any Tenant under the Leases for any sums due Seller for periods attributable to Seller’s ownership of the Property; provided, however, Seller (i) shall be required to notify Buyer in writing at least seven (7) days prior to Seller’s commencing or pursuing any legal proceedings; and (ii) shall have no right to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant, the termination of the underlying Lease, or otherwise interfering with such Tenant’s tenancy.

(c)        To the extent that any operating expenses and tax escalations (“Operating Expenses”) are paid by Tenants to Seller under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Expenses to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Expenses to the estimated payments at the Closing. If, as of the Closing, Seller has received additional rent payments in excess of the amount that Tenants will be required to pay, based on the actual Operating Expenses as of the Closing, Buyer shall receive a credit in the amount of such excess. If, as of the Closing, Seller has received additional rent payments that are less than the amount that Tenants would be required to pay based on the actual Operating Expenses as of the Closing, Buyer shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the Tenants’ payments of such deficient amounts are received by Buyer.

(d)        All ad valorem real estate taxes with respect to the Real Property shall be prorated as of the Closing Date, based on the most currently available final tax information for the tax year in which the Closing occurs, such that Seller shall pay all such taxes attributable to the period prior to the Closing Date and Buyer shall be responsible for all such taxes attributable to the period from and after the Closing Date; Buyer shall receive a credit at Closing in the amount of all accrued but unpaid taxes and delinquent taxes applicable to the Real Property for the period prior to the Closing.

(e)        Buyer shall receive a credit against the Purchase Price at Closing for all Tenant Deposits then outstanding under the Leases and for all Rent paid in advance (to the extent not prorated as set forth in (b) above). Unless and until this Agreement is terminated, Seller shall not apply any Tenant Deposits to any obligations under the Leases unless a Tenant is delinquent in the payment of its rent under its Pre-Effective Date Lease or New

Lease by more than sixty (60) days. With respect to any Tenant Deposit which is evidenced by a letter of credit, Seller shall (i) deliver to Buyer at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer. Buyer shall receive a credit at Closing equal to all transfer fees required to be paid in connection with the transfer of any letters of credit to Buyer as provided in this Section 9.5.1(e).

(f)        Buyer shall receive a credit against the Purchase Price at Closing for all payments due or owing under any Contracts (other than Excluded Contracts) for periods prior to the Closing Date, which amounts shall be prorated as of the Proration Time. If Seller has paid any amounts under any Contracts (other than Excluded Contracts) for periods after the Proration Time, Buyer shall pay such amounts to Seller at Closing in addition to the Purchase Price.

(g)        Seller shall receive a credit for any and all Reimbursable Lease Expenses as set forth in Section 8.2(a) of this Agreement to the extent that the same have been paid by Seller prior to Closing.

(h)        Buyer shall receive a credit at Closing for the amount of any rental abatements or “free rent” periods attributable to periods from and after the Closing Date, including, without limitation, a credit for the Rent Concessions occurring after the Closing Date under the Pre-Effective Date Leases as provided in Section 8.2(b) of this Agreement.

(i)        Buyer shall receive a credit at Closing in the amount of all unpaid allowances for improvements, refurbishment and moving expenses under the Pre-Effective Date Leases and all unpaid Commissions payable in connection with the Pre-Effective Date Leases.

(j)         The provisions of this Section 9.5.1 shall survive the Closing for a period of one (1) year and shall not merge into any documents of conveyance at Closing.

9.5.2    Seller shall pay (a) all documentary transfer taxes imposed on the recordation of the Deed, (b) the base premium for the Title Policy equivalent to the cost of a standard coverage owner’s policy, (c) the recording fees for any mortgage satisfaction, releases or UCC-3 termination statements, (d)  1⁄2 of all escrow costs, and (e) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Buyer hereunder. In addition to the foregoing, Seller shall be responsible for any costs of the Existing Survey. Buyer shall pay (i) the cost of any additional title insurance coverage desired by Buyer beyond the cost of a standard coverage owner’s title insurance policy in the amount of the Purchase Price, including extended coverage and any endorsements to the Title Policy Buyer may require in accordance with Section 4.3, (ii) the recording fees required in connection with the transfer of the Property to Buyer, (iii)  1⁄2 of all escrow costs, and (iv) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by Seller hereunder. In addition to the foregoing, Buyer shall be responsible for any costs of the Survey (including any update of the Existing Survey).

Section 9.6      Broker.      Buyer hereby represents and warrants to Seller that it did not employ or use any broker or finder to arrange or bring about this transaction, and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated by this Agreement, other than the commission (“Broker’s Commission”) required to be paid by Seller to Broker pursuant to a separate agreement between Seller and Broker. Seller hereby represents and warrants to Buyer that Seller has not employed any broker with respect to this transaction, other than Broker, and Seller shall only pay the Broker’s Commission. If any person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, other than Broker, then Buyer shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Seller with respect to the claim. If any person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Seller in connection with the transactions contemplated by this Agreement, other than Broker, then Seller shall defend Buyer from such claims and shall indemnify Buyer and hold Buyer harmless from any and all costs, damages, claims, liabilities, or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Buyer with respect to the claim. The provisions of this Section 9.6 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Section 9.7      Expenses.   Except as provided in Sections 9.5 and 9.6, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, in the case of Buyer, all third-party engineering and environmental review costs and all other Due Diligence costs.

Section 9.8      Conditions Precedent to Buyer’s Performance.    Buyer’s obligation to purchase the Property is subject to the satisfaction or written waiver of all the conditions described below (which are for Buyer’s benefit), within the time periods specified, or if no time is specified, by the Closing Date.

(a)        ISSUANCE OF TITLE POLICY.  At the Closing, the Title Company shall have irrevocably committed to issue the Title Policy upon the Closing (exclusive of any endorsements or amendments to the Title Policy as provided in Section 4.3). At Seller’s election no later than five (5) business days prior to the Closing Date, Seller may cause another title company within the Fidelity family to irrevocably commit to issue the Title Policy to Buyer upon the Closing. Notwithstanding the foregoing, Buyer acknowledges and agrees that if the Title Company (or another title company selected in accordance with this subsection) would have irrevocably committed to issue the Title Policy upon the Closing but for Buyer’s failure to satisfy any conditions or requirements to be satisfied by Buyer as a condition thereto, the condition in this subsection (a) shall be deemed satisfied.

(b)        VALIDITY OF REPRESENTATIONS AND WARRANTIES. Subject to Seller’s cure rights provided for under Section 5.1 of this Agreement, all representations and warranties by Seller in Sections 6.1, 6.3 and 9.6 of this Agreement shall be true and correct in all material respects as of the Closing Date (other than by reason of any act by Buyer or any Affiliate of Buyer and excepting for any actions taken by Seller in accordance with Article 8 which has the effect of making any representation or warranty in Section 6.1, 6.3 or 9.6 not true). Notwithstanding anything stated to the contrary in this Agreement, and subject to Seller’s cure rights provided for under Section 5.1 of this Agreement, the failure of Seller’s representations and warranties in Sections 6.1, 6.3 and 9.6 of this Agreement to be true and correct in all material respects as of the Closing Date shall, under the provisions of this Section 9.8(b), only constitute the failure of a condition precedent to Buyer’s obligation to purchase the Property (and the provisions of Section 9.10 shall apply) and shall not be considered a Seller default.

(c)        PERFORMANCE OF COVENANTS.  Subject to Seller’s cure rights provided for under Section 5.1 of this Agreement, Seller shall have duly performed all covenants and agreements to be performed by Seller under this Agreement, including, without limitation, the timely delivery of all documents and instruments to Escrow Agent as required by Section 9.3 hereof.

(d)        TENANT ESTOPPELS.  The Tenant Estoppel Condition set forth in Section 3.7 hereof shall have been satisfied.

Section 9.9      Conditions Precedent to Seller’s Performance.  Seller’s obligation to sell the Property is subject to the satisfaction or written waiver of all conditions set forth below (which are for Seller’s benefit) within the time periods specified, or if no time period is specified, by the Closing Date.

(a)        PERFORMANCE OF COVENANTS.  Subject to Buyer’s cure rights provided for under Section 5.2 of this Agreement, Buyer shall have duly performed all covenants and agreements to be performed by Buyer under this Agreement, including, without limitation, the timely delivery of all documents and instruments to Escrow Agent as required by Section 9.4 hereof

(b)        VALIDITY OF REPRESENTATIONS AND WARRANTIES. Subject to Buyer’s cure rights provided for under Section 5.2 of this Agreement, All representations and warranties by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date.

(c)        PAYMENT.     Buyer shall have deposited with Escrow Agent all monies required to be so deposited by this Agreement, including, without limitation, the Purchase Price and otherwise satisfied its obligations under Section 9.4.

Section 9.10    Failure of a Condition.      Except in those instances where Escrow automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Sections 9.8 and 9.9 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Agent after the end of the applicable time period but prior to the Closing, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement. Notwithstanding the foregoing, in the event failure to satisfy a condition also constitutes a default under another provision of this Agreement, Sections 5.1 and 5.2, as applicable, shall apply.

ARTICLE 10 - MISCELLANEOUS

Section 10.1    Amendment and Modification.  Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

Section 10.2    Risk of Loss and Insurance Proceeds.

10.2.1  Minor Loss.   Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided: (a) such damage, destruction or condemnation is not a Major Loss (as defined in Section 10.2.2 below), and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any unpaid insurance deductible, less any reasonable out-of pocket costs expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for reasonable out-of pocket costs expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

10.2.2  Major Loss.   If the amount or nature of the damage or destruction or condemnation as specified above (i) exceeds seven and one-half percent (7.5%) of the Purchase Price, or (ii) with respect to damage or destruction only, is not fully insured (but for the deductible) and Buyer will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage or destruction upon the Closing (“Major Loss”), then Buyer may at its option, to be exercised by written notice to Seller within ten (10) business days of Seller’s written notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings, terminate this Agreement. Buyer’s failure to elect to terminate this Agreement within said ten (10)-business day period shall be deemed to be an election by Buyer to consummate this purchase and sale transaction, and Buyer shall have no further rights to terminate this Agreement with respect to the occurrence of such damage, destruction or condemnation. If Buyer elects to terminate this Agreement within such ten (10)-business day period, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 3.4, 3.5, 3.6, 9.6 and 10.11. If Buyer elects or is deemed to have elected to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any unpaid insurance deductible, less any reasonable out-of pocket costs expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for reasonable out-of pocket costs expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.

Section 10.3    Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:	HB Von Karman, LLC c/o HighBrook Investment Management, LP 20th Floor 680 Fifth Avenue New York, NY 10019 Attn: Stephen Shaw Facsimile: (212) 906-4310 E-mail: sshaw@highbrookinvestors.com

with copies to:	HB Von Karman, LLC c/o HighBrook Investment Management, LP 20th Floor 680 Fifth Avenue New York, NY 10019 Attn: Seth R. Hoffman Facsimile: (212) 906-4320 E-mail: shoffman@highbrookinvestors.com

and to:	Duane Morris LLP 30 S. 17th Street Philadelphia, PA 19103-4196 Attn: David R. Augustin, Esq. Facsimile: (215) 979-1020 E-mail: draugustin@duanemorris.com

If to Buyer:	KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attn: Tim Helgeson Facsimile: (949) 417-6501 E-mail: thelgeson@kbs.com

With copies to:	KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660

Attn: Jim Chiboucas, Esq. Facsimile: (949) 417-6501 E-mail: jchiboucas@kbs.com

and to:	Greenberg Traurig LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attn: Bruce Fischer, Esq. Facsimile: (949) 732-6501 E-mail: fischerb@gtlaw.com

If to Escrow Agent:	First American Title Insurance Company 18500 Von Karman Ave., Suite 600 Irvine, CA 92612 Attn: Patty Beverly Facsimile: (877) 372-0260 E-mail: PBeverly@firstam.com

Any such notices may be sent by (a) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit for next business day delivery with such courier, or (b) facsimile transmission, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed; provided however, that the party shall send a follow up notice by nationally recognized carrier when sending notice by facsimile; and provided further, that any notice sent by facsimile (i) after 5:00 p.m. (Eastern time) on a business day shall be deemed received on the next business day or (ii) at any time on day, other than a business day, shall be deemed received on the next business day. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. The e-mail addresses are provided above for convenience purposes only and not as a method of providing notice under this Section 10.3. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.

Section 10.4    Assignment and 1031 Exchange.  Buyer and Seller shall not have the right to assign this Agreement, without the prior written consent of the other party. For purposes of this Section 10.4, an assignment of this Agreement by Buyer shall include the transfer, directly or indirectly, of more than 50% ownership interests in Buyer. Notwithstanding the foregoing, Buyer may assign, upon written notice to the Seller, its interests herein to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Buyer or an affiliate of Buyer acts as the investment advisor without the prior written consent of Seller. Buyer and Seller may assign their rights (but not obligations) herein to any party which is not an Affiliate for the purposes of effectuating an exchange of properties under Section 1031 of the Code (the “Exchange”), provided that (i) any such assignment does not relieve the assigning party of its obligations hereunder, (ii) all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of the exchanging party, (iii) the Closing shall not be delayed or affected by reason of the Exchange, (iv) the consummation or accomplishment of the Exchange shall not be a condition precedent or condition subsequent to either party’s obligation and covenants under this Agreement; (v) the non-exchanging shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange; and (vi) the non-exchanging party shall not be required to execute any additional documentation other than a simple consent. This Agreement will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Buyer, such reference will include the successors and permitted assigns of such party under this Agreement.

Section 10.5    Governing Law and Consent to Jurisdiction.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF CALIFORNIA OR IN U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF CALIFORNIA. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

Section 10.6    Counterparts.    This Agreement may be executed in two or more fully or partially executed electronic counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 10.7    Entire Agreement.      This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof, including without limitation, any confidentiality and/or access agreements that may have been previously executed.

Section 10.8    Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

Section 10.9    Attorneys’ Fees.    In the event of a dispute between the parties hereto relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and expenses incurred in connection therewith.

Section 10.10  Payment of Fees and Expenses.    Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder.

Section 10.11  Confidential Information.   The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Permitted Outside Parties or as required by law or by any court having jurisdiction. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including SEC regulations and NYSE requirements), by any court having jurisdiction or by any regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential in accordance with Sections 3.5 and 10.11 hereof, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Seller, all documents, engineering and environmental studies and reports and all other materials (exclusive of any privileged or proprietary materials of Buyer and exclusive of any third party reports, studies and appraisals relating to the Property), including all copies thereof obtained from Seller in connection with the transactions contemplated hereby, and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld. The provisions of this Section 10.11 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Notwithstanding the foregoing and anything to the contrary in this Agreement, but subject to the last sentence of this paragraph, from and after the expiration of the Due Diligence Period, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees so long as such representatives and/or consultants have executed confidentiality agreements with respect thereto, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or considering holding, an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors; provided that disclosures to any of the REIT’s investors pursuant to clause (c) shall be limited to information set forth in public filings made pursuant to clause (b). Buyer hereby agrees to provide Seller a copy, for informational purposes, of the initial filing (but not any subsequent filings) that Buyer intends to disclose under the provisions of this paragraph no later than two (2) business days prior to the date such filing is to be made by Buyer. Notwithstanding the foregoing, Buyer shall not refer to or disclose HighBrook Investment Management, LP or any of its Affiliates except for Seller.

Section 10.12  No Joint Venture.  Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

Section 10.13  Waiver of Jury Trial.    Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section 10.13 with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

Section 10.14  Time of Essence.   Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of California for observance thereof. As used herein, the term “business day” shall be Monday through Friday, excepting those days that fall on a legal holiday. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Pacific Time, and (b) all time periods shall expire at 5:00 p.m., Pacific Time.

Section 10.15  No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written, effective as of the Effective Date.

SELLER	HB VON KARMAN, LLC,
a Delaware limited liability company

By: /s/ Brian R. Carr
Name: Brian Carr
Title: Authorized Signatory

Seller Signature Page

BUYER	KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

	By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Buyer Signature Page

ESCROW AGENT:

The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the terms and conditions of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Patty Beverly
Name: Patty Beverly
Title: VP
729371

Escrow Agent Signature Page

EXHIBIT A

Description of Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE, DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.

EXHIBIT B

Form of Grant Deed

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

APN:

THE UNDERSIGNED GRANTOR DECLARES: Documentary Transfer Tax $

[X]    Computed on the consideration or value of property conveyed; OR

[  ]    Computed on the consideration or value less liens or encumbrances remaining at time of sale

[  ]    Unincorporated Area                                                                [X]  City of Irvine

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HB VON KARMAN, LLC, a Delaware limited liability company (“Grantor”), hereby grants to                                                                                                        (“Grantee”), the real property in the City of Irvine, County of Orange, State of California, described in Exhibit A attached hereto and made part hereof, together with all of Grantor’s right, title and interest in and to all improvements thereon and fixtures affixed thereto and all privileges, easements, tenements and appurtenances with thereon or in any way appertaining to such real property (collectively, the “Property”).

TO HAVE AND TO HOLD the Property with all rights, privileges, appurtenances, and immunities thereto belonging or in any way appertaining unto the said Grantee and unto Grantee’s heirs, successors, and assigns forever.

Dated:                         , 2015

GRANTOR:

HB VON KARMAN, LLC

By:

Name:

Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

On                               , 2015, before me,

                                                                                      (here insert name and title of the officer)

personally appeared                                                                                                           , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of New York that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

Exhibit A

Legal Description of the Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE, DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.

BEING a part of the same lands and premises which                                   , a

                                           , by Grant Deed dated                                         ,                  and recorded in the Office of the Recorder of Deeds in and for Orange County, California as Document No.                                     , did grant and convey unto HB Von Karman, LLC, in fee.

EXHIBIT C

Form of Bill of Sale

For good and valuable consideration, the receipt of which is hereby acknowledged, HB VON KARMAN, LLC, a Delaware limited liability company (“Seller”), does hereby sell, transfer, and convey to                                            , a(n)                                        (“Buyer”) any and all Personal Property (as defined in the Purchase Agreement (as hereinafter defined)). This Bill of Sale is executed and delivered pursuant to that certain Agreement of Sale and Purchase dated as of                         , 2015 between Seller and Buyer (the “Purchase Agreement”).

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property. The Personal Property is conveyed by Seller to Buyer on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and, except as expressly set forth herein, without any other warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Personal Property. Seller is the lawful owner of the Personal Property, free of any pledge, security interest, mortgage, lien or encumbrance, and hereby warrants the same against every person whomsoever lawfully claiming or to claim the same or any part thereof, by through or under Seller, but not otherwise.

Buyer expressly acknowledges and affirms the provisions of Sections 6.2 and 7.2 of the Purchase Agreement.

Dated this                day of                                     , 2015.

SELLER	HB VON KARMAN, LLC,
a Delaware limited liability company

By:

Name:

Title:

BUYER

a(n)

By:

Name:

Title:

C-1

EXHIBIT D

Form of Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) dated as of                                 , 2015, is between HB VON KARMAN, LLC, a Delaware limited liability company (“Assignor”), and                                         , a(n)                                    (“Assignee”).

A.        Assignor is the lessor under certain leases executed with respect to that certain real property and improvements thereon located at 16842 Von Karman Avenue, Irvine, California, and more particularly described in Exhibit A attached hereto (the “Property”), which leases are described in Schedule 1 attached hereto (the “Leases”).

B.        Assignor and Assignee entered into an Agreement of Sale and Purchase dated as of                         , 2015 (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

C.        Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.        Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Leases (including all deposits, guaranties and letters of credit securing the tenant’s obligations thereunder credited or transferred to Assignee under the Purchase Agreement), and Assignee hereby accepts such assignment and assumes all of the lessor’s obligations under the Leases to the extent such obligations first accrue and are applicable to periods from and after the date hereof.

2.        In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

3.        This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.        This Assignment shall be governed and construed in accordance with the laws of the State of California.

5.        This Assignment may be executed in any number of electronic counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

6.        Assignee hereby expressly acknowledges and affirms the provisions of Sections 6.2 and 7.2 of the Purchase Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR	HB VON KARMAN, LLC,
a Delaware limited liability company

By:

Name:

Title:

ASSIGNEE

a(n)

By:

Name:

Title:

Exhibit A to Assignment and Assumption of Leases

Description of Real Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE, DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.

Schedule 1 to Assignment and Assumption of Leases

List of Leases

EXHIBIT E

Form of Assignment and Assumption of Contracts

Warranties and Guaranties, Licenses and Permits and Other Intangible Property

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) dated as of                                     , 2015, is between HB VON KARMAN, LLC, a Delaware limited liability company (“Assignor”), and                                         , a(n)                                          (“Assignee”).

A.        Assignor owns certain real property and certain improvements thereon located at 16842 Von Karman Avenue, Irvine, California, and more particularly described in Exhibit A attached hereto (the “Property”).

B.        Assignor has entered into certain contracts which are more particularly described in Schedule l attached hereto (the “Contracts”).

C.        Assignor and Assignee entered into an Agreement of Sale and Purchase dated as of                           , 2015 (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

D.        Assignor desires to assign to Assignee its interest, if any, and to the extent assignable, in (a) the Contracts and (b) the Licenses, Permits and Intangibles (as defined in the Purchase Agreement), and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.         Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:

(a)        the Contracts; and

(b)        the Licenses, Permits and Intangibles.

2.         Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the Contracts and the Licenses, Permits and Intangibles described in Schedule 2 attached hereto, to the extent such obligations first accrue and are applicable to periods from and after the date hereof.

3.         In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

4.         This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.         This Assignment shall be governed and construed in accordance with the laws of the State of California.

6.         This Assignment may be executed in any number of electronic counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.         Assignee hereby expressly acknowledges and affirms the provisions of Sections 6.2 and 7.2 of the Purchase Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR	HB VON KARMAN, LLC,
a Delaware limited liability company

By:

Name:

Title:

ASSIGNEE

a(n)

By:

Name:

Title:

Exhibit A to Assignment and Assumption of Contracts, Warranties and Guaranties,

Licenses and Permits and Other Intangible Property

Description of Real Property

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 4, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 51, PAGE 45 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, OIL RIGHTS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE, DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR, AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, IN DEED RECORDED OCTOBER 14, 1977 IN BOOK 12415, PAGE 997 OF OFFICIAL RECORDS.

Schedule 1 to Assignment and Assumption of Contracts, Warranties and Guaranties,

Licenses and Permits and Other Intangible Property

List of Contracts

Schedule 2 to Assignment and Assumption of Contracts, Warranties and Guaranties,

Licenses and Permits and Other Intangible Property

Licenses, Permits and Intangibles

[This Schedule 2 shall constitute the list of Licenses, Permits and Intangibles to be provided to Buyer for its review no less than 3 business days prior to the expiration of the Due Diligence Period]

EXHIBIT F

Form of Tenant Estoppel Certificate

TO:	KBS Capital Advisors LLC, and its success and assigns (“Buyer”)

TENANT:

RE:	16842 Von Karman Avenue, Irvine, California (the “Property”)

THIS IS TO CERTIFY THAT as of the date hereof:

1.         The undersigned is the “Tenant” under that certain Lease, dated                                         ,            (as amended, the “Lease”) between Tenant and                                          (“Landlord”), covering a portion of the Property consisting of approximately                      square feet (the “Premises”).

2.         The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented, or amended in any respect, except as indicated below (insert dates of all modifications, assignments, supplements, or amendments; if none, state “none”), and the Lease is valid and in full force and effect on the date hereof.

3.         Tenant has accepted and now occupies the Premises. The Lease term commenced on                                         ,           , and will expire on                               , 20      . Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid. Tenant has                                          options to renew the initial term of the Lease, each for a period of                                          years (if none, state “none”).

4.         The rent payable by Tenant presently is $                                         per month and has been paid through                   , 20    . No such rent has been paid more than one (1) month in advance of its due date. Tenant’s security deposit is $                                         in the form of [cash][letter-of-credit]. Tenant has paid in full all other sums presently due and payable under the Lease.

5.         Tenant’s prorata share of the entire Property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is         %. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):

Increases over base year 20    .

Increases over a stipulated amount per square foot         /sf.

All operating expenses and real estate taxes (net lease).

F-1

6.         To Tenant’s knowledge, no breach or default exists on the part of Tenant under the Lease and no breach or default exists on the part of Landlord under the Lease.

7.         Tenant has no right or option whatsoever (a) to purchase or otherwise acquire the Premises or any portion thereof, (b) to terminate the Lease prior to the expiration date set forth above, or (c) to lease all or any portion of the building of which the Premises is a part (including any right of first offer or right of first refusal).

8.         To Tenant’s knowledge, there are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by Landlord of the Lease. Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant.

9.         There is no remaining free rent period or any unexpired concession in or abatement of rent.

10.       Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease.

11.       There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.

12.       The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

The statements contained herein may be relied upon by Landlord, Buyer, any prospective purchaser of the Property or any lender to Landlord, Buyer or such purchaser.

Dated this          day of                                         , 2015.

TENANT:
a(n)

By:

Name:

Title:

F-2

EXHIBIT G

Form of Tenant Notice

                                         , 2015

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Tenant Name

Tenant Address

Re:	Lease Agreement dated by and between (“Tenant”) and HB Von Karman, LLC (“Landlord”) for space located at 16842 Von Karman Avenue, Irvine, California (the “Property”)

Dear Tenant:

Notice is hereby given to Tenant that effective the date hereof Landlord has transferred the Property to                                                 (“New Owner”). All future rental payments should be sent as follows:

Make checks payable to:
Mail payment to:
Post Office Box

Please contact your insurance agent immediately and instruct them to change the name of the additional insured as required in your Lease to reflect New Owner, and promptly forward to the address noted below.

All future correspondence regarding terms and conditions relative to your Lease should be directed as shown below:

Management Company:

Telephone Number:
Facsimile Number:
Property Manager:

All of Landlord’s interest in your Lease will be held by New Owner, including transfer and recognition of Tenant’s security deposit in the amount of $                         and New Owner will from and after the date hereof be responsible for such deposit.

G-1

Service of Legal Notice shall be addressed to:

Attention:

Should you have any questions, please feel free to contact                                         ,                                          at                                         .

Very truly yours,
LANDLORD:
HB VON KARMAN, LLC
By

Name

Title

NEW OWNER:

By

Name

Title

G-2

EXHIBIT H

Form of Title Affidavit

OWNER’S AFFIDAVIT & GAP INDEMNITY

STATE OF NEW YORK	)
) ss:
COUNTY OF	)

                                                     , of HB VON KARMAN, LLC, a Delaware limited liability company (“Owner”), the Owner of the premises described in Title Commitment No. 3020-729371 (the “Title Commitment”), and in consideration of First American Title Insurance Company (the “Company”) issuing its policy of title insurance insuring an interest in the Property (as defined below), and being first duly sworn on oath, states in such capacity (and not his individual capacity) as follows as of the date hereof:

1.	That Owner is the owner of the real estate more particularly described in the Title Commitment (the “Property”).

2.	That Owner has owned, or has had an ownership interest in, the Property continuously for the last year.

3.	That Owner’s possession of the Property has been peaceable and undisturbed, and that title to the Property has never been disputed or questioned.

4.

That no proceedings in bankruptcy or receivership have been instituted by or, to Owner’s knowledge, against the Owner within the last ten (10) years, and that the Owner has never made an assignment for the benefit of creditors.

5.

That there is not any action or proceeding now pending in any State or Federal Court in the United States, to which the Owner is a party; nor is there any State or Federal Court judgment, State or Federal Tax Lien, or any other State or Federal lien of any kind or nature against the Owner, which could constitute a lien or charge upon the Property.

6.

That the Owner’s certificate of formation is in full force and effect and no proceeding is pending for its dissolution or annulment. That all license, state franchise, and city corporation taxes, if applicable, due and payable by the Owner have been paid in full.

7.	That there are not any pending or levied assessments on the Property, including but not limited to those for trees, sidewalks, streets, sewers and water lines.

8.

That Owner is in sole possession of the Property, and that no other party has possession, or has a right of possession under any tenancy, lease or other agreement, written or oral, other than the tenants listed on EXHIBIT A attached hereto. Further, unless noted on EXHIBIT A, no tenant has any option or rights of first refusal to purchase the Property.

9.

That Owner has not contracted for any improvement, alteration or change to be made in or about the Property other than as set forth on EXHIBIT B, and, other than as set forth on EXHIBIT B, there has not been any new construction or major repair work performed on the Property for at least 90 days for which the Owner has contracted or been a party thereto. That other than as set forth on EXHIBIT B, the Owner has not contracted for, or been a party thereto, any labor to be supplied to the Property, or for any materials to be delivered thereto, that might become the subject of a lien upon the Property and that has not been paid for.

10.

That other than as set forth on EXHIBIT B, there has not been any new construction or major repair work performed on the Property for at least 90 days for which a tenant has contracted and for which Owner is obligated to reimburse such tenant or to pay directly the contractor for all or a portion of such work.

11.	That other than those items shown on EXHIBIT B, there is routine maintenance being conducted on the Property in an amount not exceeding $ , which will be paid in the ordinary course of business.

12.

That there are not any unrecorded mortgages, home improvement loans, chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, agreements not to sell or encumber, financing statements, or personal property leases, which affect the Property or which affect any fixtures, appliances, or equipment now installed in or on the Property.

AND WHEREAS, the Company is unwilling to issue said policy or policies until the closing instrument(s) under which the insured acquires an interest in said Property is/are filed for record in the appropriate recording office(s);

AND WHEREAS, the parties in the transaction have requested the Company to provide a so-called “New York Style Closing” which provides for the unconditional delivery of the closing instrument(s) between the parties and the passing of consideration therefore.

NOW THEREFORE it is agreed that in consideration of the Company issuing its policy or policies without making exception therein of matters which may arise between the most recent effective date of the Title Commitment (the last date upon which the search of title is effective) and the date the documents creating the interest being insured have been filed for record (the “Recording Date”) and which matters may constitute an encumbrance on or affect said title, the Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title (collectively, “objection(s) to title”) which may arise or be filed, as the case may be, against the Property during the period of time between the most recent effective date of Title Commitment and the Recording Date, and to hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys; fees which may arise out of its failure to so remove, bond or otherwise dispose of any said objection(s) to title; provided, however, that documents creating the interest being insured shall have been filed within twenty (20) days after the date hereof.

HB VON KARMAN, LLC

Name:

Title:

Dated:                                     , 2015

State of New York

County of

Subscribed and sworn to (or affirmed) before me on this              day of                                         , 2015, by                                                          , the                                  of HB VON KARMAN, LLC, a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the person who appeared before me.

(Notary Public)

EXHIBIT A

(Tenants)

(If none – state “None”)

EXHIBIT B

(Ongoing Work)

(If none – state “None”)

SCHEDULE 1.1.15

Commission Agreements

Property Management and Leasing Agreement dated March 18, 2013 between Seller and Stream Realty Partners – Orange County, L.P.

Sch 1.1.15-1

SCHEDULE 3.2(a)(i)

Due Diligence Items

a.         Financial records:

i.	Operating statements (current/year-to-date and last two (2) calendar years)

ii.	Capital expenditures reports for past 24 months

iii.	Most recent financial information for entity executing Leases

iv.	A current rent roll and aging receivables report (current/year-to-date and last two (2) calendar years)

b.         All Pre-Effective Date Leases, correspondences and files

c.         The Title Commitment and the Title Documents

d.         Copies of all other insurance policies (other than title insurance policies)

e.         Copies of all existing environmental reports, soils studies, correspondences and reports prepared by third parties and in Seller’s possession.

f.          All Contracts

g.         Copies of the most recent property tax bills

h.         The Existing Survey

i.          All Licenses, Permits and Intangibles.

j.          A list of any Personal Property.

k.         All pending leases, lease proposals and letters of intent.

l.          Copies of all documents regarding pending or threatened litigation, liens or claims.

m.	All building reports, structural reports, engineering data, architectural studies, and plans and specifications prepared by third parties and in Seller’s possession.

Sch 3.2(a)(i)-1

SCHEDULE 3.2(a)(ii)

Buyer’s 3-14 Audit Documents

DOCUMENTS REQUIRED FOR 3-14 AUDIT

General

●

Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, eg.: For a property purchased on 4/15/15; we would need operating statements for the Quarters ended 3/31/14, 6/30/14, 9/30/14, 12/31/14, 3/31/15 and YTD 12/31/14 and YTD 2015.

●	Trial balances at the end of the most recent full calendar year and as of the current date.
●	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year).
●	Bank statements and reconciliations as of 12/31/14

Revenues

Access to the following for all revenues for the most recent full calendar year and for the current year to date:

●	Lease agreements including any leases which have expired or were terminated in 2014 (latest full calendar year) and 2015 (current year).
●	Rent rolls at year end for the last five years (2010, 2011, 2012, 2013, and 2014)
●	Detailed tenant ledger for the latest full calendar year and current year
●	To the extent possible using commercially reasonable efforts, access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)

Supporting documents and schedules for other revenues (ie. parking income), if applicable, for the most recent full calendar year and for the current year to date.

Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

●	Invoices and check copies
¡	Property tax bills***
¡	Insurance***
¡	Utility Bills
¡	Other operating expense (selections to be provided)
●	Check registers
●	Management fee agreement/calculation
●	Agreements with Contractors (specific agreements to be requested)

*** Support should cover entire year and current year. For example, if insurance policy is from July to June, then we would need July 2013 to June 2014 and July 2014 to June 2015 so that we cover the entire 2014 year.

Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

Sch 3.2(a)(ii)-1

●	CAM calculation to support monthly billings.
●	Year-end CAM reconciliation.

Post-closing

Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

Sch 3.2(a)(ii)-2

SCHEDULE 6.1(k)

Pre-Effective Date Leases

Arbor E&T, LLC, a Kentucky Limited Liability Company	Tenant Name per Lease
	Leased Space - Suite #	100
	Leased Space - SF	6,304
	List of Documents (i.e. Lease, Amendment…)

Original Lease dated 5/7/2012, First Amendment dated March 2015. Beginning 8/1/2016, Tenant has ongoing termination option with 60 day notice plus penalty. Landlord also has termination option beginning 8/1/2016 with 90 day notice.

	Security Deposit	$10,023.00

Lee & Sakahara Architects AIA, Inc., a California Corporation	Tenant Name per Lease
	Leased Space - Suite #	125
	Leased Space - SF	7,840
	List of Documents (i.e. Lease, Amendment…)	Original Lease dated 11/1/1994, First Amendment dated 8/10/2000, Second Amendment dated 10/27/2010, and Third Amendment dated 11/26/2013.
	Security Deposit	$16,196.25

PENCO Engineering, a California Corporation	Tenant Name per Lease
	Leased Space - Suite #	150
	Leased Space - SF	6,751
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 5/4/2011, First Amendment dated October 2014.
	Security Deposit	$11,139.15

Stream Realty Partners - Orange County, L.P., a Texas Limited Partnership	Tenant Name per Lease
	Leased Space - Suite #	175
	Leased Space - SF	5,223
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 5/16/2013, First Amendment dated 12/15/2014.
	Security Deposit	$5,655.00

LNH INC., a Delaware Corporation	Tenant Name per Lease
	Leased Space - Suite #	200, 300, 400, 400A, 425
	Leased Space - SF	44,892
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 3/27/2007, First Amendment dated 2/1/2011, Second Amendment dated 8/23/2012, Third Amendment dated 1/15/2013, Fourth Amendment dated October 2013.
	Security Deposit	$56,821.50

Sch 6.1(k)-1

INNOVATIVE AUTOXCHANGE, LLC, a California Limited Liability Corporation	Tenant Name per Lease
	Leased Space - Suite #	250
	Leased Space - SF	3,053
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 4/22/2013. Guarantor is Dynamic Interactive Corp., a Nevada corporation.
	Security Deposit	$10,990.80

MODERN DAY MARKETING, a California Corporation	Tenant Name per Lease
	Leased Space - Suite #	325
	Leased Space - SF	3,051
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 4/28/2015
	Security Deposit	$7,685.47

JMAC LENDING, Inc., a California Corporation	Tenant Name per Lease
	Leased Space - Suite #	275
	Leased Space - SF	2,900
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 5/13/2015.
	Security Deposit	$6,815.00

BIZUSA.com, Inc., a Delaware corporation, dba Eight Horses	Tenant Name per Lease
	Leased Space - Suite #	350
	Leased Space - SF	2,938
	List of Documents (i.e. Lease, Amendment…)	Original lease dated June 2014.
	Security Deposit	$6,434.22

Merrill Communications LLC, a Delaware limited liability company	Tenant Name per Lease
	Leased Space - Suite #	375
	Leased Space - SF	4,119
	List of Documents (i.e. Lease, Amendment…)	Original lease dated 6/4/2002, First Amendment dated 7/26/2007, Second Amendment dated 8/20/2010, Third Amendment dated 3/18/2015.
	Security Deposit	$7,414.20

Combatant Gentlemen, Inc., a Delaware Corporation	Tenant Name per Lease
	Leased Space - Suite #	450
	Leased Space - SF	9,313
	List of Documents (i.e. Lease, Amendment…)	Original lease dated September 2014.
	Security Deposit	$41,921.90

United Radio Incorporated, a Kentucky corporation dba BlueStar	Tenant Name per Lease

Sch 3.2(a)(ii)-2

Leased Space - Suite #	475
Leased Space - SF	4,341
List of Documents (i.e. Lease, Amendment…)	Original lease dated July 2014
Security Deposit	None

Sch 3.2(a)(ii)-3

SCHEDULE 6.1(1)

Contracts

Vendor	Service
5-Star Elevator Service, Inc.	Elevator
Paradise Construction	Ext. Lighting Maint.
Red Hawk Fire and Security	Fire Alarm Monitoring
White Mechanical	HVAC
Able Building Maintenance	Janitorial Service
CG Landscape	Landscape
Julio Fuentes	Maintenance
Fenn Termite & Pest Control	Pest Control
TSCM Corporation	Sweeping
HSG Professional Window Cleaners, Inc.	Window washing
Stream Realty Partners – Orange County, L.P.	Property management and leasing

Sch 6.1(1)-1

SCHEDULE 6.1(n)

Rent Concessions

Free Rent Obligations
Tenant	Free Rent Provisions
Arbor E&T	Base Rent abated for 3 months (August 2015, August 2016, August 2017)

Combatant Gentleman	Base Rent abated through December 31, 2015

Modern Day Marketing	Base Rent abated through February 29, 2016 (Lease commences June 1, 2015)

JMAC Lending	Base Rent abated through December 31, 2015 (Lease commences June 15, 2015)

Lee & Sakahara	Base Rent partially abated through March 31, 2016 (Abatement represents $0.55 per square foot, per month)

Sch 6.1(n)-1